Exhibit 10.33
FORM OF
FIRST AMENDMENT TO RESTRICTED STOCK AGREEMENT
     This First Amendment to Restricted Stock Agreement (the “Amendment”) is entered into by and between                                          (the “Participant”) and The St. Joe Company, a Florida corporation (the “Company”), and shall be effective upon joint execution by the parties.
     WHEREAS, the Company and Participant have previously entered into that certain Restricted Stock Agreement dated as of February 12, 2008 evidencing the grant to Participant on February 12, 2008 of Restricted Shares with performance-based vesting conditions (the “2008 Agreement”);
     WHEREAS, the Company and Participant now desire to amend the 2008 Agreement as set forth in this Amendment;
     NOW, THEREFORE, the Participant and the Company hereby agree as follows:
     1. In Exhibit A, Section 1, the second and third paragraphs shall be deleted and replaced with the following:
     Determination of Peer Groups:
     The “Peer Groups” used for purposes of this Exhibit A shall be those companies included in each of the S&P Super Composite Homebuilder Index (the “Homebuilder Group”) and the S&P 500 Index (the “S&P 500 Group”) on the first day of the Performance Period, subject to change as described below. The Homebuilder Group shall be weighted as 60% of the final vesting calculation described below, and the S&P 500 Group shall be weighted as 40% of the final vesting calculation described below.
     If a company in a Peer Group experiences a bankruptcy event during the Performance Period, the company will remain in the Peer Group and its stock price will continue to be tracked for purposes of the Total Shareholder Return calculation. If the company is subsequently acquired or goes private, the provisions below will apply. If the company liquidates, the company will remain in the Peer Group and its Ending Stock Price will be reduced to zero.
     If a company in a Peer Group is acquired by another company in the same Peer Group, the acquired company will be removed from the Peer Group and the surviving company will remain in the Peer Group.
     If a company in a Peer Group is acquired by a company not in the same Peer Group, the acquired company will remain in the Peer Group, and its Ending Stock Price will be equal to the value per share of the consideration paid to the shareholders of the acquired company in the transaction. The surviving company in such transaction will not be added to the Peer Group.
     If a company in a Peer Group ceases to be a public company due to a going private transaction, the company will remain in the Peer Group, and its Ending Stock Price shall be equal to the value per share of the consideration paid to the shareholders of the target company in the transaction.
     Changes in the S&P 500 Index and the S&P Super Composite Homebuilder Index during the Performance Period will not affect the Peer Groups, except as described above.
     2. In Exhibit A, Section 1, under the heading “Calculation of Total Shareholder Return,” the definition of “Dividends Paid” shall be deleted and replaced with the following:
     “Dividends Paid” shall mean the total of all cash and in-kind dividends paid on one (1) share of stock during the Performance Period.
     3. In Exhibit A, Section 1, under the heading “Calculation of Total Shareholder Return,” the definition of “Ending Stock Price” shall be deleted and replaced with the following:
     “Ending Stock Price” shall mean the average closing price of one (1) share of common stock for the ten (10) trading days immediately prior to the last day of the Performance Period, except as otherwise provided under “Determination of Peer Groups” above. Such closing prices shall be as reported on the New York Stock Exchange, such other national securities exchange, or as reported by an applicable automated quotation system, the OTC Bulletin Board, or otherwise, as applicable.
     4. In Exhibit A, Section 1, under the heading “Calculation of Weighted Average Percentile Rank,” the references to the “S&P Super Composite Homebuilder Index” shall be deleted and replaced with the phrase “Homebuilder Group,” and the references to the “S&P 500 Index” shall be deleted and replaced with the phrase “S&P 500 Group.”
     5. In Exhibit A, Section 2, the following sentence shall be added to the end of Subsection (b)(1):
A Participant shall not be “Retired” for purposes of this definition if the Participant performs, or plans to perform, services (as an employee, independent contractor or in another capacity) on a substantially full-time basis (as determined by the Committee) for any third party.
     6. The 2008 Agreement shall not be amended except as specifically set forth herein, and all terms and conditions of the 2008 Agreement not affected by this Amendment shall remain in full force and effect.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed on the dates set forth below.

PARTICIPANT

Date:

Participant Signature

THE ST. JOE COMPANY

Date:	By:

Rusty Bozman Vice President — Corporate Development and Human Resources